UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588

(Address of principal executive offices) (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, the Board of Directors (the “Board”) of Callidus Software Inc. (the Company”) announced the election of Kevin M. Klausmeyer to serve as a new member of the Board and Audit and Nominating and Corporate Governance Committees, effective as of April 29, 2013.  Mr. Klausmeyer will join the Board as a Class II director.

A copy of the press release announcing Mr. Klausmeyer’s election is included herewith as Exhibit 99.1 and incorporated herein by reference.

The Board previously announced, on March 11, 2013, in connection with the announcement that George James will retire from the Board at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on June 5, 2013, that it will also reduce the size of the Board from seven to six directors effective as of the Annual Meeting in accordance with the Company’s Second Amended and Restated Bylaws. In connection with Mr. Klausmeyer’s election, the Board will increase the size of the Board to eight directors effective as of April 29, 2013, and will reduce the size of the Board to seven directors effective automatically upon Mr. James’s retirement.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: April 30, 2013	By:	/s/ Ronald J. Fior
Ronald J. Fior
Chief Financial Officer, Senior Vice President, Finance and Operations